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January 1, 1999


Ms. Valerie Looi
60A Jalan 19/3
46300 Petaling Jaya
Selangor


Dear Ms. Looi

REDESIGNATION OF EMPLOY

We are pleased to inform you that you have been redesignated as Vice President of Corporate Affairs with effect from January 1, 1999.

Your basic salary for this position will be RM4,300.00 per month subject to review by the Company from time to time.

Please indicate your acceptance by signing and returning the duplicate copy of this letter to us.


Yours sincerely
ANIMATED ELECTRONIC INDUSTRIES SDN BHD


 /s/ Patrick S.H. Lim


PATRICK S.H. LIM
Managing Director

                           Agreed and accepted by:



                             /s/ Valerie Looi
                           ................................
                           Name : Valerie Looi
                           Date :  Jan 1, 1999